EXHIBIT 10.12

COMMERCIAL GUARANTY AGREEMENT

INDEPENDENT BANK GROUP, INC., a Texas corporation	FIRST UNITED BANK AND TRUST COMPANY

1600 Redbud Boulevard, Suite 400	1400 West Main Street

McKinney, Texas 75069 (hereafter called “Guarantor”)	Durant, Oklahoma 74701 (hereafter called “Lender”)

THIS GUARANTY AGREEMENT (the “Agreement”) is made by Guarantor, in favor of Lender (together with any successor holders of the hereinafter defined Note);

W I T N E S S E T H:

WHEREAS, Lender proposes to make a loan to IBG ADRIATICA HOLDINGS, INC., a Texas corporation (“Borrower”), in the amount of Twelve Million One Hundred Eighty-Seven Thousand Five Hundred and 00/100 Dollars ($12,187,500.00), which loan would be evidenced by a promissory note made by Borrower payable to Lender of even date herewith in like principal amount (the “Note”) and would be secured by: Security Agreement (Collateral Transfer of Note and Liens) and; Loan Agreement, together with any other documents securing or governing the Note (herein collectively called the “Loan Documents”);

WHEREAS, Lender has made it a condition precedent to Lender’s making of the loan to Borrower that Guarantor guaranty payment of the Note and related indebtedness on the terms and conditions set forth in this Agreement;

NOW, THEREFORE: (i) To induce Lender to loan monies to or for the account of Borrower; (ii) At the special insistence and request of Borrower; and (iii) For the consideration recited above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

ARTICLE 1

The Indebtedness

Section 1.1 The Indebtedness. As used in this Agreement, “Indebtedness” means: (a) the Note; (b) all principal and earned interest and other sums required to be paid pursuant to the Note, the other Loan Documents, and any other instruments related thereto; (c) all sums advanced or costs or expenses incurred by Lender (whether by Lender directly or on Lender’s behalf) which are made or incurred pursuant to or allowed by the terms of any Loan Document, plus interest thereon at the same rate as provided in the Note from the date paid until reimbursed; and (d) all renewals and extensions of the above whether or not Lender executes any renewal or extension agreement.

ARTICLE 2

The Guaranty

Section 2.1 Indebtedness Guaranteed. Guarantor hereby unconditionally and irrevocably guarantees the prompt payment and/or performance when due, whether at maturity or otherwise, of all of the Indebtedness. If: (i) Guarantor fails to make any payment or performance of any part of the Indebtedness when due; or (ii) the Note or Loan Documents under which such payment or performance is due provide for any cure period Guarantor fails to cure such default, before the expiration of said cure period; then said failure shall constitute a default hereunder.

Section 2.2 Nature of Guaranty. This is an irrevocable, absolute, completed, and continuing guaranty of payment and performance and not a guaranty of collection, and shall not be affected by the release or discharge of Borrower from, or impairment or modification of, Borrower’s obligations with respect to any of the Indebtedness in any bankruptcy, receivership, or other insolvency proceedings or otherwise. No notice of any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. The fact that the Indebtedness may be rearranged, increased, reduced, extended for any period, and/or renewed from time to time, or paid in full without notice to Guarantor shall not release, discharge, or reduce the obligation of Guarantor with respect to the Indebtedness, and Guarantor shall remain fully bound hereunder. It is the intention of Lender and Guarantor that Guarantor’s obligations hereunder shall not be discharged at any time prior to the occurrence of both: (i) Payment in full of the Indebtedness; and (ii) Expiration of Lender’s obligation to advance monies to Borrower pursuant to the Note or any Loan Document. This Agreement may be enforced by Lender and any subsequent holder of the Indebtedness, and shall not be discharged by the assignment or negotiation of all or part of the Indebtedness. This Agreement may not be revoked by Guarantor and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Borrower, or after any attempted revocation by Guarantor, all as though such payment had not been made. Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration, and any other notice whatsoever on any and all forms of such Indebtedness, and also notice of acceptance of this Agreement, acceptance on the part of Lender being conclusively presumed by its request for this Agreement and delivery of the same to Lender.

Section 2.3 Lender’s Rights. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor’s liability hereunder, to take and hold security for the payment of this guaranty and/or any of the Indebtedness, and exchange, enforce, waive and release any such security; to apply such security and direct the order or manner of sale thereof as Lender may determine; to obtain a guaranty of the Indebtedness from any one or more individuals or entities (“Persons”) and at any time or times; and to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties. Guarantor hereby acknowledges and agrees that the obligations of all Persons to pay and satisfy the Indebtedness pursuant to their respective guaranties (including Guarantor’s obligations under this Agreement) shall be joint and several. Guarantor acknowledges and agrees that Lender shall have complete discretion regarding whether, when, and how to exercise the foregoing rights.

Section 2.4 Guarantor’s Waivers. Guarantor waives any right to require Lender to (and it shall not be necessary for Lender, in order to enforce such payment by Guarantor to first): (i) Proceed against Borrower or any other Person liable on the Indebtedness; (ii) Proceed against or exhaust any security given to secure the Indebtedness; (iii) Have Borrower joined with Guarantor in any suit arising out of this Agreement and/or any of the Indebtedness; (iv) Enforce its rights against any other guarantor of the Indebtedness; or (v) Pursue or exhaust any other remedy in Lender’s power whatsoever. Lender shall not be required to mitigate damages or take any action to reduce, collect or enforce the Indebtedness. Guarantor waives any defense or right arising by reason of any disability, lack of corporate authority or power, impairment of recourse or of collateral or other defense of Borrower or any other guarantor of any of the Indebtedness, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Guarantor shall have no right of subrogation until such time as all of the Indebtedness has been paid in full.

Section 2.5 Maturity of Indebtedness; Payment. If the maturity of any Indebtedness is accelerated by bankruptcy or otherwise, then such maturity shall also be deemed accelerated for the purpose of this Agreement without demand or notice to Guarantor. Guarantor shall, forthwith upon notice from Lender of Borrower’s failure to pay any Indebtedness at maturity, pay to Lender the amount due and unpaid by Borrower and guaranteed hereby. The failure of Lender to give this notice shall not in any way release Guarantor hereunder.

Section 2.6 Lender’s Expenses. If Guarantor fails to pay the Indebtedness after notice from Lender of Borrower’s failure to pay any Indebtedness at maturity, and if Lender obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or if suit is filed to enforce this Agreement, or if proceedings are had in any bankruptcy, probate, receivership, or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, then Guarantor shall pay to Lender all court costs and Lender’s reasonable attorneys’ fees.

Section 2.7 Primary Liability. The liability of the Guarantor for the payment of the Indebtedness shall be primary and not secondary.

Section 2.8 Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a) Modifications, etc. Any renewal, extension, modification, alteration, or rearrangement of all or any part of the Indebtedness, or of the Note, or of any Loan Document, or any contract or understanding between Borrower and Lender, or any other parties, pertaining to the Indebtedness;

(b) Adjustment, etc. Any adjustment, indulgence, forbearance, or compromise that might be granted or given by Lender to Borrower or Guarantor.

(c) Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other party at any time liable for the payment of all or part of the Indebtedness; or any dissolution of Borrower or Guarantor; or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

(d) Invalidity of Indebtedness. The invalidity or unenforceability of all or any part of the Indebtedness, or any document or agreement executed in connection with the Indebtedness, for any reason whatsoever, including without limitation the fact that the Indebtedness, or any part thereof, exceeds the amount permitted by law, the act of creating the Indebtedness or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Indebtedness acted in excess of their authority, the Indebtedness violates applicable usury laws, Borrower has valid defenses, claims, or offsets (whether at law, in equity, or by agreement) which render the Indebtedness wholly or partially uncollectible from Borrower, the creation, performance, or repayment of the Indebtedness (or the execution, delivery, and performance of any document or instrument representing part of the Indebtedness, or executed in connection with the Indebtedness, or given to secure the repayment of the Indebtedness) is illegal, uncollectible, legally impossible, or unenforceable, or any security document or other documents or instruments pertaining to the Indebtedness have been forged or otherwise are irregular or not genuine or authentic;

(e) Release of Obligors. Any full or partial release of the liability of Borrower on the Indebtedness or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Indebtedness or any part thereof, it being recognized, acknowledged, and agreed by Guarantor that Guarantor may be required to pay the Indebtedness in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Indebtedness, or that Lender will look to other parties to perform the Indebtedness;

(f) Other Security. The taking or accepting of any other security, collateral, guaranty, or other assurance of payment for all or any part of the Indebtedness;

(g) Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss, or impairment (including without limitation negligent, willful, unreasonable, or unjustifiable impairment) of any collateral at any time securing payment of the Indebtedness;

(h) Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in, or the negligence of Lender regarding, the preservation, protection, enforcement, sale, or other handling or treatment of all or any part of such collateral, including without limitation the failure of Lender to foreclose on any collateral mortgaged or pledged under a Loan Document or the delay by Lender in instituting or prosecuting any right or remedy under a Loan Document, including without limitation the right to foreclose on collateral by nonjudicial foreclosure sale or otherwise.

(i) Status of Liens. The fact that any collateral, security interest, or lien contemplated or intended to be given, created, or granted as security for the repayment of the Indebtedness is not properly perfected or created, or proves to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability, or value of any of the collateral for the Indebtedness;

(j) Defenses and Rights. Any and all suretyship defenses of material alteration of any agreement between Borrower and Lender, together with the provisions of: (a) Sections 34.02 and 34.03 of the Texas Business and Commerce Code; (b) Texas Civil Practice & Remedies Code, Sect. 17.001; (c) Rule 31 of the Texas Rules of Civil Procedure; and (d) Sections 51.003, 51.004 and 51.005 of the Texas Property Code (collectively, “Laws”), to the extent such Laws (or any of them) are applicable to this Guaranty or the agreements or obligations of Guarantor under this Guaranty.

(k) Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else; or

(l) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to any security agreement, the Indebtedness, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Indebtedness pursuant to the terms hereof;

it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Indebtedness when due, notwithstanding any occurrence, circumstance, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Indebtedness.

Section 2.9 No Duty of Good Faith or Special Relationship. Guarantor acknowledges that Lender has no duty of good faith either to Borrower or Guarantor, and acknowledges that no special relationship, such as a fiduciary or trust relationship exists, between Lender and either of Borrower or Guarantor. Guarantor agrees that no such duty of good faith shall arise, and no such special relationship shall exist, unless pursuant to, and only to the extent set forth in, a written agreement that is signed by Lender and that expressly creates such duty of good faith or such special relationship.

Section 2.10 No Duty to Mitigate. Without limiting any other provision in this Agreement, Lender shall have no duty to mitigate the amounts payable by Guarantor to Lender hereunder.

Section 2.11 Application of Proceeds. Without limiting any other provision in this Agreement, Guarantor acknowledges and agrees that to the extent Lender realizes any proceeds tinder any Loan Document (including without limitation proceeds arising from the sale at foreclosure of any mortgaged property), such proceeds shall first be applied to that portion, if any, of the Indebtedness for which no person (including Guarantor) has personal or entity liability for payment, and shall then (and only after payment in full of the portion of the Indebtedness for which no person has personal or entity liability for payment) be applied to the portion of the Indebtedness for whose payment Guarantor is liable.

Section 2.12 Right of Setoff. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Guarantor given to Lender by law, Lender shall have, with respect to Guarantor’s obligations to Lender under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Guarantor’s right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

Section 2.13 Subordination of Borrower’s Debts to Guarantor. Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness of Borrower to Lender. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender.

Section 2.14 Financing Statements, etc. Guarantor agrees, and Lender hereby is authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary, or appropriate to perfect, preserve and enforce its rights under this Agreement.

Section 2.15 Bankruptcy of Guarantor. Should Guarantor fail to pay Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit (or benefits) of the Federal Bankruptcy Code, together with all amendments and revisions thereto (the “Bankruptcy Code”), or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief law from time to time in effect affecting the rights to creditors generally (collectively, “Debtor Relief Laws”), or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or a claimant) that it should consent thereto or shall fail to cause to be discharged within 60 days, then, in any such event, the Indebtedness shall be, as between Guarantor and Lender, fully matured, due, payable (without regard to whether Borrower is then in default under the Loan, Documents or whether the Indebtedness or any part thereof, is then due, owing or performable by Borrower), payable and/or performable in full by Guarantor to Lender upon demand, which, for purposes of Section 502(c) of the Bankruptcy Code, shall be the estimated amount owing in respect of the contingent claim created under this Guaranty.

ARTICLE 3

Representations and Warranties

Section 3.1 By Guarantor. In order to induce Lender to make the loan evidenced by the Note, Guarantor represents and warrants to Lender (which representations and warranties will survive the creation of the Indebtedness and any extension of credit thereunder) that:

(a) Benefit to Guarantor. Guarantor’s guaranty pursuant to this Agreement reasonably has benefitted or may be expected to benefit, directly or indirectly, Guarantor and has been executed at the request of Borrower.

(b) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security of the payment of the Note and other Indebtedness; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Agreement.

(c) No Representation. Neither Lender nor any other person, corporation, or entity has made any representation, warranty, or statement to Guarantor with regard to Borrower or its financial condition in order to induce Guarantor to execute this Agreement.

(d) Information on Borrower. Guarantor has established adequate means of obtaining from Borrower on a continuing basis, financial and other information pertaining to the business of Borrower. Guarantor assumes full responsibility for keeping fully informed with respect to the business, operation, condition and assets of Borrower. Guarantor hereby waives any duty on the part of Lender to disclose or report to Guarantor any information now or hereafter known to Lender relating to the business, operation, condition or assets of Borrower; regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges hereby that it is fully responsible for being informed and keeping itself informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of any indebtedness hereby guaranteed. Lender shall have no duty to inquire into the authority or powers of Borrower or any officer, employee or agent of Borrower with regard to any Indebtedness, and all Indebtedness made or created in good faith reliance upon the professed exercise of any such authority or powers shall be guaranteed hereunder.

Section 3.2 Review by Attorney. This Agreement was reviewed by the Guarantor, who acknowledges and agrees that: (i) It understands fully the terms of this Agreement and the consequences of the execution thereof; (ii) It has been afforded an opportunity to have this Agreement reviewed by and to discuss such document with such attorneys and other persons as it may wish; and (iii) Has executed and issued this Agreement of its own free will and accord and without threat or duress.

ARTICLE 4

Financial Statements

Section 4.1 Financial Statements. Guarantor shall furnish to Lender, on at least an annual basis, current balance sheets, income and cash flow statements and federal income tax returns in such form and detail and on such dates as Lender shall require.

ARTICLE 5

Miscellaneous

Section 5.1 Successors and Assigns. This Agreement is for and shall inure to the benefit of the successors and assigns of Lender, and is and shall be fully binding upon the legal representatives, successors, and assigns of Guarantor.

Section 5.2 Notices. Any notice under this Agreement shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor’s current address.

Section 5.3 Governing Laws and Venue. This Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas. Venue for any action or proceeding arising out of or in connection with this Agreement, to the fullest extent permitted by law, shall be brought in a District Court of the county in which the Note is performable.

Section 5.4 Final Agreement. The parties intend this writing to be a final expression of their agreement and a complete and exclusive statement of the terms of their agreement. No course of prior dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement or explain or modify any term used in this Agreement.

EFFECTIVE the 28th day of June, 2011.

GUARANTOR:

INDEPENDENT BANK GROUP, INC.,
a Texas corporation

BY:	/s/ DAVID R. BROOKS
DAVID R. BROOKS, CEO

PREPARED IN THE LAW OFFICE OF:

William David Keese, P.C. 1400 West Main Street Durant, Oklahoma 74702